Kovitz Investment Group, LLC
IA Policies and Procedures Manual

Code of Ethics/Personal Securities Transactions and Records

I.         Policy

This policy constitutes the Kovitz Investment Group, LLC Code of Ethics pursuant to the Rule (hereinafter defined) and is binding upon each of our supervised persons/employees.

II.         Background

The Advisers Act requires advisers to identify “advisory representatives,” the reporting of personal investments on a quarterly basis and the maintenance of records of personal securities transactions. Advisers to registered investment companies are required to adopt a Code of Ethics regarding personal investment activities under the Investment Company Act.

In July 2004, the SEC adopted a new rule (the “Rule”) (Rule 204 A-1), similar to Rule 17j-1 under the Investment Company Act, requiring SEC registered advisers to adopt a code of ethics that would require, among other things, setting ethical standards for its supervised persons relating to compliance with the securities laws, safeguarding material nonpublic information about clients' transactions and portfolio holdings, filing of initial and annual reports of securities holdings for access persons, and providing Form ADV Part II summary disclosure about the adviser's code of ethics.

Given its size, the nature of its advisory activities, and its organizational structure, the Company considers all of its supervised persons/employees to also be “Access Persons” for purposes of compliance with Rule 17j-1 of the Investment Company Act.  Such terms are used interchangeably.  That is, all of the Company’s supervised persons/employees, in connection with their functions and duties, make, participate, or obtain information regarding the purchase or sale of securities in client accounts (or recommendation thereof), including clients that are registered investment companies (mutual funds) (if any).

An investment adviser's policies and procedures, including its code of ethics, represent internal controls (including supervisory reviews), to detect and prevent among other things, possible insider trading, conflicts of interests and regulatory violations.

III.         Responsibility

The compliance staff has the primary responsibility for the implementation, maintenance and enforcement of our Code of Ethics and our policy on personal securities transactions and activities, practices, disclosures and recordkeeping, including an annual review thereof.

IV.         Code of Ethics

Kovitz Investment Group, LLC has adopted the following Code of Ethics and procedures:

Code of Ethics

A.         Standards of Business Conduct, Principles and Goals

We recognize that we have a fiduciary duty to our clients in connection with providing professional and unbiased investment advisory services to our clients, which includes a duty of honesty, good faith, fair dealing and acting solely in the best interest of our clients.  Conflicts of interest, perceived or actual, whereby the interests of the Company or our employees may not be aligned with the interests of our clients, must be identified, addressed, disclosed (where appropriate), and resolved (in favor of our clients).  To this end, we are committed to establishing, implementing, reviewing and enforcing a set of procedures which are reasonably designed to prevent violations of applicable securities laws, detect any such violations which might occur, and correct any such violations.

It is the goal of this Code of Ethics to memorialize our commitment to ethical conduct and to provide guidance to our supervised persons/employees as to our expectations of their behavior.  We expect our supervised persons/employees to:

•	Be guided in their actions at all times by a moral compass and by what is best for our clients.

•	Protect our clients’ interests, first and foremost.

•	Protect our firm’s reputation.

•	Detect and prevent the violation of the securities laws, and comply with securities laws.

•	Remain educated and familiar with this Code of Ethics and applicable securities laws, and attend all required applicable training sessions.

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Ensure that their personal securities transactions are consistent with this Code of Ethics and applicable securities laws so as not to exploit (or give the appearance of exploiting) their position of trust, including with respect to possession of non-public information about clients, securities holdings or securities transactions.

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In connection with any securities transaction for or on behalf of a client, refrain from misleading, engaging in manipulative conduct, or employing any device, scheme, or artifice to defraud such client.

•	Identify, disclose and avoid conflicts of interest.

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Not inappropriately favor the interests of one client over another (whether based on size of the account, revenue generated by the account, the potential for performance fees, accounts closely related to the employee, or otherwise).

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Not recommend or participate in any investment advice or decision (including related to affiliated hedge fund and private equity offerings) without disclosing to the client any material personal (to the employee) beneficial ownership, relationship or other interest (i.e. in the issuer, the holding, etc.).

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Keep confidential the identity, financial circumstances and all personal information of (and status as) clients, the identity of client security holdings and transactions, and the Company’s securities recommendations, trading strategies and client investment advice.

Where the Company provides advisory services to clients that are mutual funds, the Company expects its supervised persons/employees/Access Persons to adhere to additional standards of business conduct and principles.  We expect our supervised persons/employees/Access Persons to:

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Refrain from making untrue statements of a material fact to such mutual fund clients, or omit to state a material fact necessary in order to make the statements made to such mutual fund clients, in light of the circumstances under which they are made, not misleading.

•	Refrain from engaging in any act, practice or course of business that operates as a fraud or deceit on the mutual fund client.

•	Refrain from engaging in any manipulative practice with respect to such mutual fund clients.

We recognize that, in particular, conflicts of interest and securities law violations are particularly possible in connection with the securities holdings and transactions of employees, particularly those employees with access to non-public information about client holdings or transactions.  We allow employees to maintain personal securities accounts, provided that any personal investing by an employee in any accounts in which the employee has a beneficial interest, including any accounts for any immediate family or household members, is consistent with our fiduciary duty to our clients and consistent with regulatory requirements.  To this end, each employee must identify any personal investment accounts and report all reportable holdings, transactions, and investment activity on at least a quarterly basis to our Chief Compliance Officer, or other designated officer, all as more specifically set forth below.

B.         Specific Procedures

1.	Reporting Obligation

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Each supervised person/employee is required to promptly report each violation of this Code of Ethics of which he or she is aware to the Chief Compliance Officer.  All such reports made in good faith will be treated confidentially to the extent permitted by law.  Retaliation against a supervised person/employee who in good faith reports a violation of this Code of Ethics is a violation of this Code of Ethics and is prohibited.

2.	Acknowledgement of Receipt

•	Each supervised person/employee will be given a copy of this Code of Ethics and will be required to execute an acknowledgment of receipt (initially, and annually thereafter).

3.	Personal Securities Transactions

(a)	Holdings Reports

•	Within ten (10) days of becoming a supervised person/employee, each employee will submit to the Chief Compliance Officer an initial Holdings Report, which shall include the following:

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the title, ticker symbol and type of reportable security (excludes money market funds and unaffiliated mutual funds) held, the CUSIP number, and the number of shares or principal amount of the security held (list of reportable securities)

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the name of any broker-dealer or bank at which securities (not limited to “reportable” securities) accounts are held (list of accounts), and the date the account is opened (unless opened prior to joining the Company)

•	the date the Holdings Report is submitted

•	Each supervised person/employee must submit a Holdings Report containing the above-referenced information annually, as of December 31st of each year.

•	Holdings Reports must contain information about all securities held, whether or not they are held at Kovitz Securities.

(b)	Transaction Reports

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Each supervised person/employee must submit a Transaction Report no later than thirty (30) days after the end of each calendar quarter, which shall include the following with respect to transactions in reportable securities (the same securities covered by Holdings Reports) during the applicable calendar quarter:

•	transaction date, title, type, CUSIP number and ticker symbol of security, interest rate and maturity date, number of shares or principal amount

•	nature of transaction

•	price effected

•	name of effecting broker-dealer or bank

•	the date the Transactions Report is submitted

(c)	Miscellaneous

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Supervised Persons/employees are to identify to the Chief Compliance Officer each personal investment account and each other account in which the supervised person/employee has a beneficial interest, including any accounts for immediate family and household members, upon hire, annually thereafter and upon opening or closing any such account(s).

•	Funds owned 25% or more by Company employees, officers and partners will be subject to this Code of Ethics and be deemed to be a proprietary account.

•	Holdings Reports may not contain securities information that is more than 45 days old; in addition, Transaction Reports may not contain securities information that is more than 30 days old.

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Holdings and Transactions Reports must be submitted for all securities in which the supervised person/employee has direct or indirect beneficial ownership or control, and will include, at a minimum, securities owned by spouses and children, and any other family member that resides with the supervised person/employee.

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The Chief Compliance Officer will review (evidenced by initialing a master review log or the reports reviewed) submitted Holdings and Transactions Reports for, among other things, evidence of the following, it being acknowledged that the Chief Compliance Officer will consider relevant factors (such as liquidity and market capitalization of the holdings, size of positions, type of holdings, etc.) in determining the scope of the review:

•	front running

•	trading on inside information

•	violation of this Code of Ethics (i.e., failure to obtain pre-clearance)

•	fraudulent activity (i.e., market timing)

•	violation of Company Ancillary Policies (i.e., Restricted Lists)

•	It is contemplated that securities account statements and trade confirmations will in part be used for Holdings and Transactions Reports submissions.

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Transactions by supervised persons/employees (including by spouses) in hedge funds, IPOs and other investments in private placements, limited offerings and limited partnerships will be covered by this Code of Ethics, and must receive Chief Compliance Officer prior approval (any such transactions by the Chief Compliance Officer must be approved by a senior or independent person (currently, the CEO) – any such transactions by each of the Chief Compliance Officer and CEO will be submitted for review by an alternative Chief Compliance Officer – no person may approve his or her own such investment).  “Investment Personnel” includes supervised persons/employees who (i) make investment decisions for clients (i.e., portfolio managers), (ii) provide information/advice to portfolio managers (i.e., analysts), and (iii) implement/execute portfolio managers’ decisions (i.e., traders).  The Chief Compliance Officer will take into consideration, among other things, whether the investment opportunity should be reserved for clients and whether the employee received the investment opportunity by reason of his or her position with the Company.

•	No supervised person/employee may knowingly personally engage in a securities transaction with a client.

•	See also the Ancillary Policy “Personal Account Trading Guidelines” incorporated herein by reference.

4.	Risk Assessment

•	We will conduct an initial risk assessment, focusing on conflicts of interest specific to our business. The risk assessment will be updated no less frequently than annually.

5.	Ancillary Policies Incorporated by Reference

•	We have adopted and require compliance with the following Ancillary Policies, which are hereby incorporated as part of this Code of Ethics:

•	Account Review and Management Guidelines

•	Personal Account Trading Guidelines

•	The average pricing and prohibition on front running contained in our Ancillary Policy “Order Entry/Trade Execution Procedure” and disclosed in our ADV Part II.

•	Our Gifts, Insider Trading, Principal Trading, Trading, and Privacy procedures contained herein.

NOTE:  With respect to the above-referenced insider trading policy, material non-public information concerning our security recommendations and our clients’ securities holdings and transactions are covered.

6.	Political Contributions

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Supervised persons/employees (a) are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities, and (b) should not consider our current or anticipated business relationships as a factor in soliciting political or charitable donations.

7.	Outside Activities

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Due to the significant potential for conflicts of interest, supervised persons/employees must obtain the prior approval of the Chief Compliance Officer to serve on the Board of Directors of a publicly traded company.

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Supervised persons/employees are discouraged from engaging in outside businesses or investment activities that may interfere with their duties to the Company or their fiduciary duty to clients, including directorships of private companies, consulting engagements, public/charitable positions, and acceptance as executor, trustee or power of attorney, and any such activity or position must be disclosed in advance to the Company.

•	Supervised persons/employees must disclose to the Company all activities and personal interests that might present a conflict of interest.

C.      Enforcement

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Violations of this Code of Ethics may result in disciplinary action, which could include warnings, fines, disgorgement of profit, suspension, regulatory disclosure, termination and referral to civil or criminal authorities, where appropriate.

•	All pre-clearance approvals will be given by the Chief Compliance Officer, unless expressly provided otherwise in an Ancillary Policy.

All deviations from, and exceptions to, the procedures and policies contained in this Code of Ethics, are subject to the approval of the Chief Compliance Officer.

D.      Recordkeeping

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The Company will maintain the following records in accordance with the recordkeeping rules of the Investment Advisers Act and the Investment Company Act (where applicable) with respect to its Code of Ethics, for the required length of time (generally, 5 years):

•	A copy of each Code in effect at any time during the time period;

•	A list of the Company’s supervised persons/employees/Access Persons at any time during the time period;

•	Initial holdings reports, quarterly transaction reports, and annual holdings reports of the Company’s supervised persons/employees/Access Persons;

•	Acknowledgements of receipt of the Company’s Code of Ethics by each supervised person/employee/Access Person;

•	Records showing all Outside Activities of the Company’s supervised persons/employees/Access Persons;

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Records showing investment accounts held by the Company’s supervised persons/employees/Access Persons (or accounts for which they have a beneficial interest) or by members of their immediate family and household, whether such accounts are held at the Company or elsewhere;

•	Records showing “pre-approval” (or disapproval) of personal securities transactions covered under this Code of Ethics;

•	Records of violations of the Company’s Code of Ethics, including records of actions taken with respect to such violations (e.g., remediation, discipline, termination, etc.).